AQUAMED TECHNOLOGIES, INC.

CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

AQUAMED TECHNOLOGIES, INC.

CONTENTS

Financial Statements

Condensed Balance Sheets as of March 31, 2010 (Unaudited) and December 31, 2009	1-2
Condensed Statement of Operations for the Three Months Ended March 31, 2010 and 2009 (Unaudited)	3
Condensed Statements of Stockholders’ Deficit and Redeemable Preferred Stock for the Three Months Ended March 31, 2010 (Unaudited)	4
Condensed Statements of Cash Flows for the Three Months Ended March 31, 2010 and 2009 (Unaudited)	5-6

Notes to Condensed Financial Statements	7-13

AQUAMED TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(Unaudited)

Assets

Current Assets
Cash and cash equivalents	$143,505	$179,692
Accounts receivable	43,967	220,677
Inventories	121,879	108,826
Prepaid expenses and other current assets	9,976	2,674

Total Current Assets	319,327	511,869

Property and Equipment, Net	2,413,005	2,465,642

Technology, Net	2,650,000	2,725,000

Customer Relationships, Net	541,667	554,167

Goodwill	425,969	425,969

Security Deposits	27,335	27,045

Total Assets	$6,377,303	$6,709,692

See notes to these condensed financial statements.

AQUAMED TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(Unaudited)

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$133,078	$113,009
Accrued expenses	43,600	43,406
Deferred Income	39,000	-
Deferred rent payable	13,684	11,921

Total Current Liabilities	229,362	168,336

Deferred Tax Liability	10,000	10,000

Commitments and Contingencies
Series A convertible preferred stock - par value
$0.001 per share; 540,000 shares designated;
540,000 shares issued and outstanding,
liquidation preference of $6,912,000	6,905,245	6,905,245
Series B convertible preferred stock - par value
$0.001 per share; 150,000 shares designated;
32,468 shares issued and outstanding,
liquidation preference of $1,662,362	469,336	424,307

Stockholders' Deficit
Common stock - par value $0.001 per share;
10,000,000 shares authorized; 460,000 shares
issued and outstanding	460	460
Additional paid-in-capital	18,540	18,540
Accumulated deficit	(1,255,640)	(817,196)

Total Stockholders' Deficit	(1,236,640)	(798,196)

Total Liabilities and Stockholders' Deficit	$6,377,303	$6,709,692

See notes to these condensed financial statements.

AQUAMED TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the
	Three Months Ended March 31,
	2010	2009

Revenues	$229,408	$106,256

Cost of Revenues	432,793	234,513

Gross Loss	(203,385)	(128,257)

Operating Expenses	189,865	179,272

Loss from Operations	(393,250)	(307,529)

Other Income (Expense)
Interest expense	(538)	(327)
Interest income	373	--

Total Other Expense	(165)	(327)

Net Loss	(393,415)	(307,856)

Accretion of Redeemable Preferred Stock to
Fair Value	(45,029)	--

Net Loss Attributable to Common Stockholders	$(438,444)	$(307,856)

See notes to these condensed financial statements.

AQUAMED TECHNOLOGIES, INC.

CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIT AND REDEEMABLE PREFERRED STOCK

FOR THE THREE MONTHS ENDED MARCH 31, 2010
(UNAUDITED)

	Series A		Series B				Additional		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - January 1, 2010	540,000	$6,905,245	32,468	$424,307	460,000	$460	$18,540	$(817,196)	$(798,196)

Accretion of Series B Preferred Stock
to redemption value				45,029				(45,029)	(45,029)

Net loss	--	--	--	--	--	--	--	(393,415)	(393,415)

Balance - March 31, 2010	540,000	$6,905,245	32,468	$469,336	460,000	$460	$18,540	$(1,255,640)	$(1,236,640)

See notes to these condensed financial statements.

AQUAMED TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the
	Three Months Ended March 31,
	2010	2009

Cash Flows from Operating Activities
Net loss	$(393,415)	$(307,856)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	155,330	103,431
Issuance of common stock for services	--	19,000
Changes in operating assets and liabilities:
Accounts receivable	176,710	139,916
Inventories	(13,053)	28,657
Prepaid expenses and other current assets	(7,302)	(5,441)
Deferred rent	1,763	2,168
Accounts payable	20,069	(49,391)
Customer deposits	39,000	--
Accrued expenses	194	16,762
Security deposits	(290)	--

Total Adjustments	372,421	255,102

Net Cash Used in Operating Activities	(20,994)	(52,754)

Cash Used in Investing Activities
Purchase of property and equipment	(15,193)	--

Cash Provided by Financing Activities
Short Term Note Payable	--	59,000

Net Increase in Cash and Cash Equivalents	(36,187)	6,246

Cash and Cash Equivalents - Beginning	179,692	--

Cash and Cash Equivalents - Ending	$143,505	$6,246

See notes to these condensed financial statements.

AQUAMED TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

	For the
	Three Months Ended March 31,
	2010	2009

Supplemental Disclosure of Cash Flows Information

Cash paid during the period for:
Interest	$538	$327

Non-cash investing and financing activities:
Issuance of Series A Preferred Stock in exchange
for senior secured convertible promissory notes	$--	$6,905,245

Accretion of the Series B Preferred Stock to
redemption value	$45,029	$-

See notes to these condensed financial statements.

AQUAMED TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note 1 - Organization

AquaMed Technologies, Inc. ("AquaMed" or the "Company") is a Delaware Company formed on January 13, 2009 whose principal business is the manufacturing, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized gel, which is used in various medical and cosmetic products.

Note 2 - Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting.  Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. The Company has evaluated subsequent events through the issuance date of these financial statements.  Operating results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. For further information, refer to the financial statements and footnotes for the year ended December 31, 2009, contained elsewhere in this Form 8-K/A of HepaLife Technologies, Inc.

Note 3 - Summary of Significant Accounting Policies

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of the underlying assets and liabilities. The Company establishes a valuation allowance for deferred tax assets when it determines that it is more likely than not that the benefits of deferred tax assets will not be realized in future periods. For the three months ended March 31, 2010, the Company was not required to provide for a provision for income taxes as a result of losses incurred during the period.

AQUAMED TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note 3 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, lines of credit and other liabilities approximate fair value based on the short-term maturity of these instruments.  The carrying amounts reported in the balance sheet for long-term obligations approximate fair value as such instruments feature contractual interest rates that are consistent with current market rates of interest or have effective yields that are consistent with instruments of similar risk.

Effective January 1, 2008, the Company adopted ASC Topic 820, “Fair Value Measurements and Disclosures.”  ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants.  As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.  As a basis for considering such assumptions, ASC Topic 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1:  Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:  Other inputs that are directly or indirectly observable in the marketplace.

Level 3:  Unobservable inputs supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The adoption of this pronouncement did not have any material impact on the Company’s financial position, results of operations and cash flows.

In February 2007, the FASB issued ASC Topic 825, “Fair Value Option“, which is effective for fiscal years beginning after November 15, 2007.  ASC Topic 825 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates.  Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.

AQUAMED TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note 4 - Inventories

Inventories consist of the following:

	As of
	March 31, 2010	December 31, 2009
Raw materials	$98,879	$87,911
Work in process	23,000	17,700
Finished goods	--	3,215

Total	$121,879	$108,826

Note 5 - Technology and Customer Relationships

Technology and customer relationships consist of the following:

	Technology	Customer Relationships	Accumulated Amortization	Net
Balance as of January 1, 2010	$3,000,000	$600,000	$(320,833)	$3,279,167
Additions:	--	--	--	--
Amortization	--	--	(87,500)	(87,500)

Balance as of March 31, 2010	$3,000,000	$600,000	$(408,333)	$3,191,667

The Company recorded amortization expense related to the acquired amortizable intangibles of $87,500 and $58,333 for the three months ended March 31, 2010 and 2009, respectively.

AQUAMED TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note 6 - Stockholders’ Equity

Series A Convertible Preferred Stock

The Company has designated 540,000 shares of its 2,000,000 preferred stock as Series A Preferred Stock of which 540,000 shares were issued and outstanding as of December 31, 2009. The Series A Preferred Stock is: (a) senior to the common stock but junior to the Series B Preferred Stock and (b) convertible into common stock at the option of the holder at any time at a defined rate subject to adjustments, primarily upon the issuance of additional shares of common stock and are subject to anti-dilution provisions.

The Series A Preferred Stock has no set dividend rights, but is entitled to participate in any dividends declared by the Company on its common stock on an as converted basis.  The Series A Preferred Stock is also entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company at an amount equivalent to $12.80 (as appropriately adjusted to reflect the effect of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such shares) plus all accrued but unpaid dividends (whether or not declared).  After payment in full of the liquidation preference, the holders of Series A Preferred stock are entitled to participate proportionately, together with the holders of common stock and Series B Preferred Stock, in the distribution of the remaining available assets of the Company.

Series B Convertible Preferred Stock

Holders of Series A Preferred Stock are entitled to vote together with holders of common stock, and with holders of any other series of preferred stock except with respect to matters in which one or more other classes of capital stock is entitled to vote as a separate class.

The Series A Preferred Stock is automatically convertible to shares of Common Stock (i) immediately prior to the consummation of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement (other than on Form S-4 or S-8 or on any successor forms thereto) filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company which is approved by the majority common stockholders, or  (ii) upon the affirmative vote or consent of the majority of the common stockholders.

In accordance with ASC Topic 480, “Distinguishing Liabilities from Equity,” the Company has classified the Series A Preferred Stock outside of permanent equity because the instrument contains contingent redemption features that are not solely within the control of the Company.  The Series A Preferred Stock has no redemption rights; however, the holders of Series A

AQUAMED TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note 6 - Stockholders’ Equity (continued)

Series B Convertible Preferred Stock (continued)

Preferred Stock can require the Company to pay an amount equal to the liquidation preference amount upon the occurrence of a deemed liquidation event (which may include a change of control), as defined in the Certificate of Designation.  The Series A Preferred Stock is carried at its face value representing fair value.  If the redemption were considered likely to occur, the carrying value would be adjusted to its redemption value.

The Company has designated 150,000 shares of its 2,000,000 preferred stock as Series B Preferred Stock of which 32,468 shares were issued and outstanding as of December 31, 2009. The Series B Preferred Stock is: (a) the Company’s most senior class or series of securities and (b) convertible into common stock at the option of the holder at any time at a defined rate subject to adjustments, primarily upon the issuance of additional shares of common stock and are subject to anti-dilution provisions.

The Series B Preferred Stock has no set dividend rights, but is entitled to participate in any dividends declared by the Company on its common stock on an as converted basis.  The Series B Preferred Stock is also entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company at an amount equivalent to (a) $51.20 (as appropriately adjusted to reflect the effect of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such shares) or (b) $25.60 in a deemed liquidation that is effected prior to the first year anniversary of the original issue date, as defined, for an aggregate consideration of less than $3 million, plus all accrued but unpaid dividends (whether or not declared).  After payment in full of the liquidation preference, the holders of Series B Preferred stock are entitled to participate proportionately, together with the holders of common stock and Series A Preferred Stock, in the distribution of the remaining available assets of the Company.

Holders of Series B Preferred Stock are entitled to vote together with holders of common stock, and with holders of any other series of preferred stock except with respect to matters in respect of which one or more other classes of capital stock is entitled to vote as a separate class.

The Series B Preferred Stock is automatically convertible to shares of Common Stock (i) immediately prior to the consummation of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement (other than on Form S-4 or S-8 or on any successor forms thereto) filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company which is

AQUAMED TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note 6 - Stockholders’ Equity (continued)

Series B Convertible Preferred Stock (continued)

approved by the majority common stockholders, or  (ii) upon the affirmative vote or consent of t least 60% of the Series B Preferred Stock holders.

In accordance with ASC Topic 480, “Distinguishing Liabilities from Equity,” the Company has classified the Series B Preferred Stock outside of permanent equity because the instrument contains contingent redemption features that are not solely within the control of the Company.  The holders of Series B Preferred Stock can require the Company to pay an amount equal to the liquidation preference amount upon the occurrence of a deemed liquidation event (which  may include a change of control), as defined in the Certificate of Designation.  In addition, The Series B Preferred Stock is redeemable at the option of the holders at a redemption price equal to two and four times the original purchase price of $12.80 per share beginning on the second and third anniversary, respectively, of the date of issuance.  Hence, the redemption of the Series B Preferred Stock depends solely on the passage of time.  Accordingly, the Company accretes the changes in the redemption value of the Series B Preferred Stock over the period from the date of issuance to the earliest redemption date of the instrument, which is two years, using the effective interest method.  Total accretion recorded during 2010 amounted to $45,029.

Note 7 - Operating Lease

The Company has an obligation for its commercial manufacturing facility located at 2150 Cabot Boulevard West, Langhorne, Pennsylvania which is due to expire January 31, 2016.

Rent expense charged to operations amounted to $46,136 and $29,765 for the three months ended March 31, 2010 and 2009, respectively.  In addition the lease calls for monthly reimbursements which are adjusted annually.  The monthly reimbursements for the three months ended March 31, 2010 and 2009 amounted to $13,300 and $8,425, respectively.

The terms of the Company’s lease obligation provides for scheduled escalations in the monthly rent. Non-contingent rent increases are being amortized over the life of the leases on a straight line basis. Deferred rent of $13,684 and $11,921 represents the unamortized rent adjustment amount at March 31, 2010 and December 31, 2009, respectively.

AQUAMED TECHNOLOGIES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Note 8 - Major Customers

Revenues from the Company’s services to a limited number of clients have accounted for a substantial percentage of the Company’s total revenues.  For the three months ended March 31, 2010, three major customers accounted for approximately 86% of revenue, with each customer individually accounting for 37%, 31%, and 18% of total revenue.  For the three months ended March 31, 2009, four major customers accounted for approximately 82% of revenue, with each customer individually accounting for 38%, 17%, 14%, and 13% of total revenue.  The total receivable balance due from these customers was $23,780 for the three months ended March 31, 2010.

Note 9 - Subsequent Events

On May 11, 2010, the Company was merged with a wholly-owned subsidiary of Hepalife Technologies, Inc. (OTCBB: HPLF) (“Hepalife”), a public company, whereby 100% of the issued and outstanding common and preferred shares of the Company were exchanged for shares of common stock of Hepalife.